LETTER FROM KING, WEBER & ASSOCIATES, P.C.

August 8, 2000


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


We have read and agree with the comments in Item 4 of Form 8-K of Diamond Equities, Inc. dated July 31, 2000.


/s/ KING, WEBER & ASSOCIATES, P.C.
                                 Tempe, Arizona